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                                                                   Exhibit 10.45


                        VISTA INFORMATION SOLUTIONS, INC.
                                 VISTA DMS, INC.
                        SECURED WORKING CAPITAL TERM NOTE


No. 1                                                          December 17, 1999
$7,500,000                                                     Chicago, Illinois


         FOR VALUE RECEIVED, each of the undersigned, VISTA Information Solutions, Inc., a Delaware corporation (the "Parent"), and VISTA DMS, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser", and together with the Parent, collectively the "Makers" and individually a "Maker"), hereby jointly and severally promises to pay to the order of Moore North America, Inc., a Delaware corporation (together with its successors and assigns, the "Holder"), the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND Dollars ($7,500,000), or if less the Aggregate Borrowing from time to time outstanding hereunder, together with all other amounts due and owing under paragraphs 2, 3.1, 3.3 or other provisions hereof to the Holder in respect of this Secured Working Capital Term Note (as amended, modified or supplemented from time to time, this "Working Capital Note") and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) on the unpaid principal balance hereof outstanding from time to time at the rate per annum equal to the Prime Rate plus one percent (1%) per annum (the "Regular Rate"). Accrued and unpaid interest shall be payable monthly in arrears on the first business day of each month commencing with the first business day of February, 2000 and at the Maturity Date (hereinafter defined). The entire unpaid principal amount outstanding hereunder, all accrued and unpaid interest thereon and any other amounts payable to the Holder in respect of this Working Capital Note not theretofore paid shall be paid on the earlier of (i) April 17, 2000 (the "Stated Maturity Date") and (ii) acceleration of the maturity of this Working Capital Note following the occurrence of an Event of Default (defined below) (the earlier of such dates, the "Maturity Date").

         1.       DEFINITIONS.

         All capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (hereinafter defined). In addition, as used herein, the following terms have the meanings set forth below:

                  "Aggregate Borrowings" shall mean, at any time, the aggregate principal amount of all borrowings made by the Makers which then remain outstanding.

                  "Aggregate Collections" shall mean, at any time, the aggregate amount of collections in respect of the Retained Receivables received after the date hereof by the Holder, but in no event shall such amount exceed $7,500,000.

                  "Available Amount" shall mean, at any time, the lesser of (i) $7,500,000 and (ii) the Aggregate Collections at such time.


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                  "Canadian Collateral Documents" means, collectively, a
         guarantee and indemnity, a general security agreement, a hypothec on the universality of movable property and a charge/mortgage of land over the property situated at 801 Milner Avenue, Scarborough, Ontario, Canada, each granted by VISTAinfo Canada, Inc. in favor of Moore Corporation Limited and Moore North America, Inc. as of even date herewith, as amended, modified or supplemented from time to time.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" (and the lower-case versions of the same) shall have meanings correlative thereto.

                  "Default" shall mean any event or circumstance which, but for the giving of notice or lapse of time or both, would constitute an Event of Default.

                  "Indebtedness" means at any time for any person (a) all lease liabilities of such person arising pursuant to leases which in accordance with generally accepted accounting principal would be capitalized on the balance sheet of such person, (b) all debt, secured or unsecured, created, issued, incurred or assumed by such person for money borrowed or for the deferred purchase price of any fixed or capital asset, (c) debt secured by any mortgage, pledge, lien or security interest existing on property owned by such person whether or not the indebtedness secured thereby has been assumed, (d) all obligations of such person with respect to letters of credit, acceptances or similar instruments, and (e) liabilities (including without limitation guaranties) of third parties similar in character to those described in clauses (a) through (d) of this definition for which such person is contingently liable (as determined in accordance with generally accepted accounting principles).

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, other business entity or government, or any agency or political subdivision thereof.

                  "Prime Rate" means the prime commercial lending rate from time to time as published in The Wall Street Journal (United States edition). Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect on the beginning of the day of such change in the Prime Rate.

                  "Purchase Agreement" shall mean the Agreement for Purchase and Sale of Assets, dated July 28, 1999, by and among the Makers and the Holder, as amended, modified or supplemented from time to time.

                  "Retained Receivables" shall mean all lease and accounts receivable from obligors located in the United States, retained by Holder pursuant to the Purchase Agreement.


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                  "Security Documents" shall mean, collectively, (a) the
         Security Agreement by and among the Parent, the Subsidiaries and the Holder, (b) the Pledge Agreement by and between the Parent, certain Subsidiaries and the Holder and (c) the Canadian Collateral Documents, in each case dated the date hereof, and the other documents and instruments to be executed by either Maker or any Subsidiary pursuant to the foregoing.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled by the Parent or one or more subsidiaries of the Parent or by the Parent and one or more Subsidiaries.

                  "Subsidiary" shall mean any subsidiary of the Parent.

                  "Transaction Documents" shall mean, collectively, the Purchase Agreement, the Registration Rights Agreement, this Working Capital Note, the Convertible Note, the Security Documents and the other documents and agreements to be executed by the Purchaser, the Parent or any Subsidiary pursuant to or in connection with the Purchase Agreement.

                  "wholly-owned subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly-owned subsidiaries of such person or by such person and one or more wholly-owned subsidiaries of such person.

                  "Working Capital Notes" shall mean this Secured Working Capital Term Note and any other Secured Working Capital Term Notes issued pursuant to the terms and provisions hereof.

         2.       BORROWING MECHANICS; PREPAYMENTS; DEFAULT INTEREST.

         (a) The Purchaser may borrow funds from the Holder in an aggregate principal amount outstanding at any time not to exceed the Available Amount then in effect. The Purchaser shall be deemed to have requested on each business day borrowings from Holder in an amount equal to the amount of proceeds actually received by Holder in immediately available funds on such business day from Retained Receivables. The Holder shall make available to the Purchaser the amount of such proceeds, PROVIDED that the Holder shall have no obligation to fund borrowings hereunder if:

                  (i) after giving effect to such borrowing, the Aggregate Borrowings then outstanding would be greater than the Available Amount then in effect,


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                  (ii) any Default or Event of Default has occurred and is
         continuing,

                  (iii) the representations contained in the Security Documents shall fail to be true and correct in all material respects,

                  (iv) there shall have occurred, since September 30, 1999, any event which has, or could reasonably be expected to have, a material adverse effect on the business, financial condition, assets, properties, operations or prospects of the Parent or the Purchaser, either individually or taken as whole,

                  (v) this Working Capital Note shall have been paid in full because of an optional prepayment,

                  (vi) the New Financing has occurred, or

                  (vii) the Convertible Note shall have been paid in full or otherwise terminated or cancelled.

         (b) This Working Capital Note may be prepaid at the option of Makers in whole or in part at any time without penalty. Amounts which are optionally prepaid cannot be reborrowed. The Makers shall make mandatory principal prepayments (accompanied in each case by the accrued and unpaid interest on the principal amount being repaid):

                  (i) on the last business day of each calendar month (commencing with the last business day of January, 2000) to the extent necessary so that after giving effect thereto the Aggregate Borrowings then in effect shall not exceed the Available Amount at such date;

                  (ii) in connection with any working capital facility for the Purchaser or the Parent (which shall in any event be in an amount sufficient to pay in full all amounts then outstanding under this Working Capital Note); and

                  (iii) in the event the Convertible Note shall be paid in full or for any other reason shall be terminated or cancelled.

         (c) Payments, including optional and mandatory prepayments, made hereunder shall be applied first to the payment of amounts other than interest and principal payable in respect of this Working Capital Note, then to the payment of interest hereon and then to the payment of the principal hereof.

         (d) Upon the occurrence and during the continuance of any Default or Event of Default, the outstanding principal amount hereunder shall bear interest at a per annum rate equal to the Regular Rate from time to time in effect plus 5% (the "Default Rate"), but in no event shall such Default Rate be lower than the Regular Rate plus 5% as of the first date in the period commencing upon the occurrence of such Default or Event of Default.


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         (e) In the event that either the Regular Rate or the Default Rate, as applied to unpaid amounts hereunder, shall exceed the highest rate then permitted by applicable law to be charged as interest hereunder, the Regular Rate or the Default Rate, as the case may be, shall reduced to a rate equal to such highest rate.

         2A.      COVENANTS.

         2A.1 WORKING CAPITAL UNDERTAKING. Parent shall use its best efforts to promptly obtain working capital financing (the "New Financing") in order to replace this Working Capital Note; PROVIDED that the outstanding principal amount of all indebtedness under the New Financing shall in no event exceed $10,000,000 and any proceeds of borrowings under the New Financing shall only be used for working capital purposes after payment in full of all obligations under this Working Capital Note. The New Financing may be secured by a Lien on all inventory and accounts receivable of the Parent and the Subsidiaries in which case the Secured Party shall subordinate its Lien on the inventory and accounts receivable of the Parent and the Subsidiaries to the rights of the lender of the New Financing on terms reasonably satisfactory to the Secured Party. Anything herein to the contrary notwithstanding, all proceeds from the initial borrowing to be made at the closing of the New Financing shall be in an amount sufficient, and shall be used to repay all amounts outstanding under this Secured Working Capital Note.

         2A.2 LOCKBOXES. So long as this Working Capital Note shall remain outstanding the U.S. Purchaser shall not instruct its account debtors to remit their payments on Accounts to any address other than the lockboxes described on
SCHEDULE I to this Working Capital Note (collectively, the "Lockboxes"). Remittances which are sent directly to the U.S. Purchaser or otherwise received by the U.S. Purchaser directly from an account debtor shall be forwarded to one of the Lockboxes on the day received

         3.       EVENTS OF DEFAULT.


                  3.1 If any one or more of the following events (herein called "Events of Default") shall have occurred:


                  (a) all or any part of the principal of, or interest on, this Working Capital Note or the Convertible Note is not paid when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment, or otherwise, or any other amount payable hereunder and thereunder is not paid other than due to a right of set-off properly asserted by the Parent under Section 12.3(k) of the Purchase Agreement;


                  (b) default shall occur in the observance or performance in any of the other covenants or agreements of either Maker or any of the Subsidiaries contained herein or in the Convertible Note (including, without limitation paragraph 2A.1 through 2A.5 thereof), in the Security Documents or in the Registration Rights Agreement and shall continue for three (3) business days after written notice thereof from the Holder;


                  (c) a receiver, conservator, custodian, liquidator or trustee of either Maker or any of the Subsidiaries or of all or any of the assets of either Maker or any of the Subsidiaries


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         is appointed by court order; or an order for relief is entered under the federal bankruptcy laws with respect to either Maker or any of the Subsidiaries; or any of the assets of either Maker or any of the Subsidiaries is sequestered by court order; or a petition is filed against either Maker or any of the Subsidiaries under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;


                  (d) either Maker or any of the Subsidiaries files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;


                  (e) either Maker or any of the Subsidiaries makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of either Maker or any of the Subsidiaries, or of all or any part of the assets of either Maker or any of the Subsidiaries;


                  (f) final judgment for the payment of money in excess of $100,000 shall be rendered by a court of record against either Maker or any of the Subsidiaries, and the Maker or any of the Subsidiaries do not (i) discharge the same or provide for its discharge in accordance with its terms or (ii) procure a stay of execution thereof, within twenty-five (25) days from the date of entry thereof and within said period of twenty-five (25) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal including, but not limited to, by providing adequate bond for such judgment;


                  (g) any representation, warranty or certification made by either Maker or any of the Subsidiaries or any of either Maker's or a Subsidiary's respective officers herein or made by either Maker or any of the Subsidiaries in this Working Capital Note, the Convertible Note, any Security Document or any certificate, report or other instrument or agreement delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect on the date or dates as of which made and shall remain false or incorrect in any material respect for 3 days following notice thereof by the Holder;


                  (h) either Maker or any of the Subsidiaries shall assert that any of the Transaction Documents is invalid or unenforceable, in whole or in part or, except as otherwise provided in paragraph 2A.2, the Holder shall cease to have (i) a perfected first priority security interest in any of the collateral owned of record or beneficially by either Maker or any of the Subsidiaries or in the stock of the Purchaser or any other Subsidiary pledged by the Parent or Purchaser under the respective Security Documents;


                  (i) (A) the Parent shall cease to own 100% of the issued and outstanding capital stock of the Purchaser or the Purchaser shall cease to own 100% of the issued and outstanding capital stock of VISTA Canada, (B) any person or group of persons acting in


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         concert (other than the Holder and its affiliates) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934) of 20% or more of the outstanding shares of the voting stock of the Parent; or (C) the Parent shall be a party to a merger or consolidation, except a merger or consolidation where the stockholders of the Parent prior to such event control a majority of the voting stock of the surviving entity after such event, or (D) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not any one of the following (1) directors of the Parent as of the corresponding date of the previous year, (2) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause
         (1), or (3) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (1) and individuals described in clause (2); or


                  (j) any default shall occur in any payment of principal or interest for any other Indebtedness of the Borrower or any of its Subsidiaries having an aggregate principal amount in excess of $250,000 (whether or not the amount in default is in excess of $250,000) beyond any grace period provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement under which any such Indebtedness is created, the effect of which default is to cause or permit the holder of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity.


         then, when any Event of Default described in clause (a), (b), (f), (g),
(h), (i) or (j) above has occurred and shall be continuing, the principal of this Working Capital Note and the interest accrued hereon will, upon written notice from the Holder (provided no further notice shall be required for clauses
(b) and (g)), forthwith become and be due and payable, if not already due and payable. When any Event of Default described in clause (c), (d) or (e) above has occurred, then the principal of this Working Capital Note and the interest accrued hereon will immediately become due and payable, upon the occurrence thereof, without presentment, demand, or notice of any kind. If payment of this Working Capital Note is accelerated, then the outstanding principal balance thereof shall bear interest at the Default Rate from and after the Event of Default. The Makers jointly and severally agree to pay to the Holder all reasonable out-of-pocket costs and expenses incurred by the Holder in any effort to collect this Working Capital Note, including the reasonable fees of the Holder's attorneys for services rendered in connection therewith, and pay interest at the Default Rate on such costs and expenses to the extent not paid when demanded.


         3.2 If any Event of Default specified in paragraph 3.1 above has occurred and is continuing, the Holder may proceed to protect and enforce the Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained in this Working Capital Note or the Security Documents, or in aid of the exercise of any power granted in this Working Capital Note or the Security Documents, or to enforce any other legal or equitable right or remedy of such holder.


         3.3 Without limiting their obligations under the Security Documents, the Maker agrees to indemnify, defend and hold the Holder, its officers, directors, agents and affiliates (and


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their officers and directors) (each an "indemnified person") harmless from, against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees (collectively, "claims"), that such indemnified person incurs or suffers, which arise, result from, or relate to any breach of, or failure by either Maker or any of the Subsidiaries to perform any of its representations, warranties, covenants or agreements in this Working Capital Note or the Security Documents or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by either Maker or any of the Subsidiaries hereunder or thereunder.


         3.4 No failure to exercise or delay in the exercise of any right, power or remedy accruing to the Holder, upon any breach or default of either Maker or any of the Subsidiaries under this Working Capital Note, the Purchase Agreement or the Transaction Documents will impair any such right, power or remedy of the Holder nor will it be construed to be a waiver of (i) any such breach or default, or an acquiescence therein, or (ii) any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.


         3.5 All remedies under this Working Capital Note, the Purchase Agreement or the other Transaction Documents, by law, at equity or otherwise afforded to the Holder, will be cumulative and not alternative.


         4. PARTIAL EXERCISE AND PARTIAL ASSIGNMENT. If this Working Capital
Note is partially assigned, this Working Capital Note shall be surrendered at the principal office of the Parent, and thereupon a new Working Capital Note shall be issued by the Maker to the Holder covering the principal amount not assigned. The assignee of such partial assignment of this Working Capital Note shall also be entitled to receive a new Working Capital Note covering the principal and interest so assigned.


         5. LOST, STOLEN, DESTROYED OR MUTILATED WORKING CAPITAL NOTES. In case any Working Capital Note shall be mutilated, lost, stolen or destroyed, the Maker shall issue a new Working Capital Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Working Capital Note, or in lieu of any Working Capital Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Maker of the loss, theft or destruction of such Working Capital Note, and upon receipt of indemnity reasonably satisfactory to the Makers (PROVIDED that in the case of an institutional investor or bank lender, its own agreement shall be deemed satisfactory to the Makers).

         6.       GENERAL.

         (a) This Working Capital Note is one of the Working Capital Notes referred to in the Purchase Agreement and is subject to all of the terms and conditions expressly made applicable to it or to Loan Documents generally in the Purchase Agreement which, among other things, contains waivers of certain rights and indemnification obligations of the Makers in respect of this Working Capital Note.

         (b) All payments on account of principal, interest or other amounts shall be made in such coin and currency of the United States of America as at the time of payment is legal tender for


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the payment of public and private debts by check drawn on a United States domiciled bank mailed and addressed to the Holder at the address shown in the register maintained by the Maker for such purpose, or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder shall have designated to the Maker in writing.

         (c) Each of the Makers hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the Holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance.

         (d) This Working Capital Note is secured by liens on the assets of the Makers and the Subsidiaries pursuant to the Security Documents.

         (e) The Makers shall not assign any of their respective rights or obligations in respect of this Working Capital Note without the prior written consent of the Holder. This Working Capital Note shall be the binding obligation of each of the Makers and their respective successors and assigns.


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         This Working Capital Note is a contract made under and governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed in that state.

                                            VISTA Information Solutions, Inc.



                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------


                                            VISTA DMS, Inc.



                                            By:
                                                --------------------------------
                                            Its:
                                                --------------------------------


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                                                                      SCHEDULE I

                                    LOCKBOXES



                   As provided in Lockbox Servicing Agreement









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